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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, entered into as of this 1st day of January 1996, by and between Theresa Carlise, an individual (the "Executive"), and NATIONAL RECORD MART, INC., a Delaware Corporation (the "Company"),

                                WITNESSTH THAT:

         WHEREAS, the Executive is the Senior Vice President and Chief Financial Officer of the Company;

         WHEREAS, the Company desires to assure itself of the continued benefit of the Executive's services and experience and the Executive desires to continue in the employ of the Company upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         Section 1.  TERM OF EMPLOYMENT.

         (a) The term of employment of the Executive under this Agreement shall be, initially, the three-year period commencing on January 1, 1996 an ending on December 31, 1998. Said term shall be subject to automatic extension by operation of the provisions of Section 1(b) hereof to a date not later than December 31, 2000 (beyond which the term of employment shall not be extended pursuant to Section 1(b)hereof.

         (b) On December 31, 1997, the term of employment of the Executive under this Agreement shall be automatically extended to December 31, 2000, unless either party, acting under this Section 1(b), has elected to fix the expiration date of the Executive's term of employment hereunder. Each of the parties shall have the right, excercisable by written notice to the other, to terminate the automatic renewal provided for herein and thereby to fix the expiration of the term of employment under this Section 1, PROVIDED such notice shall have been delivered no later than December 15, 1997. Notice of termination of automatic renewal having been given as foresaid, the term of the employment of the Executive under Section 1 shall continue until December 31, 1998 and then terminate. Said term shall not continue after December 31, 2000 whether or not such notice shall have been given.

         (c) Notwithstanding the provisions of Sections 1(a) and (b), the term of employment of the Executive under this Agreement shall be subject to immediate early termination, at the election of the Company, by:

         (i) dismissal of the Executive from her employment by William A. Teitelbaum, ("WAT").
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         (ii) determination of disability of the Executive pursuant to section 4 hereof; or

         (iii) death of the Executive;

PROVIDED, HOWEVER, that (1) in the event of termination pursuant to paragraph
(i) above without "proper cause" (as defined in Section 5 of this Agreement), the Company shall thereafter be and remain obligated to pay to the Executive (or her estate) the compensation and benefits described in Section 3 (a), (b),
(c) (i) (limited of group life and health insurance coverages, excludes vacation), if Company policies permit until expiration of the term of employment established by section 1(a) as the same may theretofore have been extended pursuant to Section 1(b) hereof; (2) in the event of termination pursuant to paragraph (i) above for proper cause, the Company shall thereupon be relieved of its obligations to pay any compensation and benefits under
Section 3 hereof (except for accrued and unpaid items); (3), in the event of termination pursuant to paragraph (ii) above, the provisions of Section 4 hereof shall apply;

         Section 2.  SERVICES TO BE RENDERED.

         The Company hereby agrees to employ the executive as the Senior Vice President and Chief Financial Officer of the Company to serve at its headquarters office which will be located in the Pittsburgh, Pennsylvania area, or wherever so designated by WAT, subject to the terms, conditions and provisions of this Agreement. The Executive hereby accepts such employment and agrees to serve without additional compensation, if elected, as an officer and/or director of the Company, subsidiary or future affiliate of the Company in accordance with Section 9 hereof. The Executive shall devote her best efforts to such employment. Executive agrees that, without express written permission from the Chief Executive Officer of the Company, she shall not be employed with or for any other person or entity, and shall not operate her own business, while she is employed under this Agreement.

         Section 3.  COMPENSATION

         In consideration for services rendered to the Company under this Agreement the Company shall pay and provide to the executive the following compensation and benefits.

         (a) SALARY. The Company shall pay the Executive a minimum base salary at the rate of $100,000 per year during the term hereof, to be paid in accordance with the Company's normal payroll practice, with such minimum base salary may be adjusted from time to time to reflect (i) such merit increases as the Chief Executive Officer may determine appropriate and (ii) annual cost of living increases commensurate with those given other key executive officers of the Company.

         (b) BONUS COMPENSATION. In addition to Base Salary, Executive will be eligible to receive such incentive compensation as the Board of Directors of the Company may determine to be appropriate.


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         (c) FRINGE BENEFITS. The executive shall be entitled to (i) vacations
(three weeks per year), retirement benefits and other fringe benefits, including but not limited to group life, a $250,000 split life insurance coverage, disability and health insurance coverages, pursuant to compensation policies and practices of the Company from time to time prevailing (now and in the future) with respect to persons who are key executive officers of the Company, (ii) the use of office space comparable to that to which she presently occupies, and (iii) participation in any and all benefit plans adopted by the Company. The Company shall provide the Executive with an automobile consistent with the automobile heretofore provided to her by the Company, and the Company shall maintain such automobile at its expense, including but not limited to provided insurance for such vehicle. The Company shall reimburse the Executive for business expenses reasonably incurred by her in connection with the performance of her services to the Company under this agreement.

         Section 4. DISABILITY.

         The term of employment of the Executive under this Agreement may be terminated at the election of the Company upon a determination by the Company, that the Executive will be unable, by reason of physical or mental incapacity, to perform the reasonably expected duties assigned to her pursuant to this Agreement for a period longer than six consecutive months or more than nine months, in any consecutive twelve month period. In the exercise of this discretion, the Company shall give due consideration to, among such other factors as he deems appropriate, the best interest of the Company, the opinion of the Executive's personal physician or physicians. The Executive may submit to examination by any physician or physicians selected by the Chief Executive Officer and shall otherwise cooperate with the Company in making the determination contemplated (such cooperation to include without limitation, consenting to the release of information by any such physician(s) to the Chief Executive Officer). In the event of such termination, the Company shall, by written notice to executive, terminate Executive's employment hereunder. Upon delivery to Executive of such notice, together with payment of any salary accrued under Section 3 hereof, her employment and all obligations of the Company shall forthwith terminate.

         Section 5. TERMINATION FOR PROPER CAUSE. The occurrence of the following events or circumstances shall constitute "proper cause" for termination, at the election of the Chief Executive Officer, of the term of employment of the Executive under this Agreement, to wit:

         (a) the Executive shall resign as officer or employee of the Company or any significant subsidiary without approval of Chief Executive Officer for reasons other than a breach of this Agreement in any material respect by the Company which has not been cured


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within a 30 calendar days after the Company's receipt of written notice of such breach from the Executive;

         (b) the perpetration of defalcations of the Executive involving the Company or any of its affiliates, as established by certified public accountants employed by the Company;

         (c) failure by the Executive, after advance written notice to her, to comply with reasonable policies or directives of the Chief Executive Officer; or

         (d) the Executive shall breach this Agreement in any other material respect and fail to cure such breach within 30 calendar days after the Executive receives written notice of such breach from the Company.

         Section 6. NON COMPETITION. Executive covenants and agrees that during the period of her employment hereunder and for a period of one (1) year, ("Restricted Period") following the termination of her employment, Executive shall not engage directly or indirectly whether as principal or as agent, officer, director, consultant, employee, or otherwise alone, or in association with any other person or corporation or other entity, in any Competitive Enterprise. For purposes of this Agreement "Competitive Enterprise" shall mean:

         (a) "Competitive Enterprise" means any person, firm or corporation that directly or indirectly (i) is engaged in the retail distribution of pre-recorded music and video products or any other activity which is competitive with the Company or any of its future subsidiaries and (ii) conducts such retail distribution or other activities described in clause (i) above in any state in which the Company or any of its present or future subsidiaries then operates.

         If the employment of the Executive hereunder shall have been terminated without proper cause pursuant to paragraph (i) of Section 1(c) hereof or because of disability pursuant to (ii) of Section 1(c), the Executive may at her election be discharged from the covenants of this section 6 at any time during the Restricted Period hereof.

         Section 7 CONFIDENTIALITY. Employee recognizes and acknowledges that:

         (a) in the course of her employment by the company it will be necessary for her to acquire and or develop information concerning the Company's current and prospective customers, its methods and ways of doing business, its plans and goals for the future activities and other confidential and proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information");


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         (b) the Confidential Information is the property of the Company;

         (c) the use, misappropriation or disclosure of the Confidentiality would constitute a breach of trust and could cause irreparable injury to the Company; and

         (d) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and not be disclosed to others or used to executive's own advantage or advantage of others.

         (e) obligation under Section 7 to continue after termination of this agreement for any reason.

         Section 8. RETURN OF MATERIALS. Upon the termination of Executive's employment with the Company for any reason, she shall promptly deliver to the Company all materials, documents or things containing or constituting Confidential Information and all other company property.

         Section 9. NON-SOLICITATION OF EMPLOYEES. Executive agrees that, during her employment with the Company and for two years following the termination from the Company for any reason, she shall not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee of the Company or any Affiliate to leave the Company or any Affiliate for any reason whatsoever, or, without the express approval of the Chief Executive Officer.

         Section 10. INJUNCTIVE RELIEF. It is understood and agreed by and between the parties hereto that the Company will not have an adequate remedy at law for breach of the obligations in Sections 6, 7, 8 and 9 of this Agreement and, therefore, Executive agrees that the Company shall have available for any breach of said obligations the remedies of specific performance and injunctive relief, together with all other available remedies at law and in equity. This provision shall not be construed as a waiver of any of the remedies which the Company may have for damages or otherwise.

         Section 11. AUTHORIZATION TO MODIFY RESTRICTIONS. It is the intention of the parties that the provisions of Section 6, 7, 8, 9 and 10 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions of this Agreement shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to the minimal extent possible to delete or modify as necessary, the


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offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

         Section 12. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and may be amended only by a writing signed by both parties.

         Section 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         Section 14. ARBITRATION. Any dispute or controversy as to the validity, interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for resolution and settlement through arbitration in Pittsburgh, Pennsylvania in accordance with the rules then prevailing with the American Arbitration association. Any award rendered therein shall be final and binding on each of the parties hereto and their heirs, executors administrators and successors and assigns, and judgment may be entered thereon in any court having jurisdiction. The provisions of Sections 12, 13, and 14 shall not be deemed to limit the rights and remedies reserved to the Company under and pursuant to Section 10 hereof.

         Section 15.  NOTICES.

         All notices and other communications which are required or may be given under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

             (a)  To the Company:            National Record Mart, Inc.
                                             507 Forest Avenue
                                             Carnegie, PA 15106
                                             Attention:  William Teitelbaum

             (b)  To the Employee:           Theresa Carlise
                                             754 Shady Lane
                                             Pittsburgh, PA 15228

             (c)  With a copy to:            Robert F. Prorok, Esquire
                                             Reed Smith Shaw and McClay
                                             435 Sixth Avenue
                                             Pittsburgh, PA 15219


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or to such other place as either party shall have specified by notice in writing to the other.

         Section 16. COUNTERPARTS, SECTION HEADINGS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same instrument. The section headings of this Agreement are for convenience of reference only and shall not effect the construction or interpretation of any of the provisions hereof.

     Section 17. BOARD APPROVAL. This Agreement is subject to, and will not become effective without, approval by the Board of Directors of the Company.

         Section 18. AGREEMENT BINDING. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, legal representatives and beneficiaries.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or cause this Agreement to be executed this 1st day of May 1996.

WITNESS:                                          EXECUTIVE

/s/ PAULA THOMPSON                                /s/ THERESA CARLISE
- - -----------------------------                     -----------------------------
ATTEST:                                           NATIONAL RECORD MART, INC.

By: /s/ LYNDA HUFFMAN                          By: /s/ WILLIAM A. TEITELBAUM
   -----------------------------                  -----------------------------
    Lynda Huffman,                                 William A. Teitelbaum
    Secretary                                      Chief Executive Officer


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